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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 29, 2002, relating to the financial statements of Cheniere Energy, Inc., on page 40, and Gryphon Exploration Company, on page 79, which appear in Cheniere Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading Experts in such Registration Statement.

                                     /s/ PRICEWATERHOUSECOOPERS LLP
                                     ----------------------------------
                                     PRICEWATERHOUSECOOPERS LLP

December 18, 2003
Houston, Texas